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                          SECURITIES PURCHASE CONTRACT


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1.       CONTRACTING PARTIES

1.1.     Seller

         Business Name     :    EuroWeb International Corporation
         Seat              :


         Registration      :
         Represented by:        Csaba Toro,  national of Hungary  residing at
                                1022 Bimbo ut 94. acting as CEO authorized to
                                sign independently pursuant
                                to extract from the Commercial Registry

                                        (hereinafter "Seller")

1.2.     Buyer

         Business Name     :    DanubiaTel, a.s.
         Seat              :    Borska 6
                                841 04 Bratislava
         ID No.            :    35 831 545
         Registration      :    Bratislava I District Court
                                Section: Sa
                                File No.: 2922/B
         Represented by    :    Ing. Juraj Ondris
                                Chairman of the Board of Directors

                                (hereinafter "Buyer")

1.3. The Seller and Buyer hereby enter into this securities purchase contract (hereinafter "Contract") in accordance with ss. 30 et seq. of Act No. 566/2001 Coll. on securities and investment services and on amendment and supplement to certain acts, as amended (hereinafter "Securities Act"), applying the respective provisions of the Commercial Code, Act No. 513/1991 Coll., as amended (hereinafter "Commercial Code").

2.        DEFINITIONS

2.1. ICANN - Internet Corporation For Assigned Names and Numbers - a non-profit organization established on 30 September 1998 for the purpose of operating technical/coordination functions of the Internet in the public interest.
2.2. IANA - Internet Assigned Numbers Authority 2.3. ccTLD - country-code top-level domain - national domain
2.4. ccTLD manager - organization to which ICANN delegated administration of the national domain 2.5. administrative and technical contact - persons designated by the ccTLD manager for communication with ICANN 2.6. IANA ccTLD database - database of national domains, also containing a list of ccTLD managers and administrative and technical contacts
2.7.      CDCP SR - Central Depository of Securities of the Slovak Republic


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2.8.      Financial statements - Company Financial Statements as at December 31,
          2004, including the Balance Sheet, Profit and Loss Statement, General Ledger and Tax Return for VAT. The Financial Statements form the Annex No. 4.A to the Contract.
2.9. Preliminary financial statements- preliminary extraordinary Company Financial Statements as at February 28, 2005, including the Balance Sheet, Profit and Loss Statement, General Ledger and Tax Return for VAT. The preliminary Financial Statements form the Annex No. 4.B to the contract.
2.10. List of Liabilities -listing of Company trade creditor payables as at February 28, 2005. The list of liabilities from the Annex No. 5. to the Contract.
2.11. List of Receivables-listing of Company trade receivables as at February 28, 2005. The list of receivables forms the Annex No. 6 to the Contract.

3.       RECITALS

3.1. The Seller hereby warrants and represents that as at the date of execution of the Contract, it is the exclusive owner of publicly non-tradable securities with the following specifications (extract from the register of shareholders of CDCP SR is attached as Annex No. 1 to the Contract):

         Type of security                   :        common stock
         Appearance of security             :        certificate
         Form of security                   :        registered
         Issuer of security                 :        EuroWeb Slovakia, a.s.
         Issuer ID No.                      :        35 698 446
         Nominal value of 1 share           :        1,000 SKK
         Number of certificates             :        1,000
         Issue number                       :        LP 0000000891


         Type of security                   :        common stock
         Appearance of security             :        certificate
         Form of security                   :        registered
         Issuer of security                 :        EuroWeb Slovakia, a.s.
         Issuer ID No.                      :        35 698 446
         Nominal value of 1 share           :        10,000 SKK
         Number of certificates             :        4,040
         Issue number                       :        LP 0000000892

         Percentage in the issuer's share capital    :        100 %

                                                     (hereinafter "Shares" )

3.2. The Seller further undertakes that the Shares of the issuer -EuroWeb Slovakia, a.s., having its seat at Priemyselna1/A, 821 09 Bratislava, Company ID: 35 698 446, entered in the Commercial Registry of the District Court of Bratislava I, Division Sa, Entry No. 1156/B (hereinafter referred to as the "Company" ) has been replaced by the day of signing the Contract by 2 units ( two units) of bulk shares No. 1 and No. 2 in documentary form which replace the Company Shares as follows:

          3.2.1. bulk share No. 1 replaces 1,000 units ( one thousand units) of Shares with the numerical designation 001-1000, each with the nominal value of SKK 1,000 (one thousand Slovak Crowns)
          3.2.2. bulk share No. 2 replaces 4,040 (four thousand and forty) units of Shares with the numerical designation 0001-4040, each with the nominal value of SKK 10,000 (ten thousand Slovak Crowns).
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3.3.      The Seller further  undertakes that the Shares of the issuer - Company are not subject to any encumbrances or third party rights and that its right to dispose of the Shares is not restricted in any manner.
3.4. The Seller hereby warrants and represents that as at the date of execution of the Contract, the share capital of the Company is 41,400,000 SKK (forty one million four hundred thousand Slovak Crowns) and is fully paid up. This share capital is divided into 1,000 (one thousand) units of Shares, each with the nominal value of SKK 1,000 (one thousand Slovak Crowns) which are replaced by the bulk share No. 1, and 4,040 (four thousand and forty) units of Shares each with the nominal value of SKK 10,000 (ten thousand Slovak Crowns) which are replaced by the bulk share No. 2.

4.        SUBJECT OF THE CONTRACT

4.1. On the basis of the Contract the Seller sells and the Buyer purchases to its assets 1 (one) bulk share of the Company with the numerical designation 1 specified in the point 3.2.1. of the Contract which replaces 1,000 (one thousand) units of the Company Shares each with the nominal value of SKK 1,000 (one thousand Slovak Crowns) and 1
          (one) bulk share of the Company with the numerical designation 2 specified in the point 3.2.2. of the Contract which replaces 4,040 (four thousand and forty) units of the Company Shares each with the nominal value of SKK 10,000 (ten thousand Slovak Crowns) representing the share on the Company share capital in the amount of 100 % (in words one hundred percent ) for the purchase price stipulated in the section 5.1. of the Contract and in the manner and under the terms below stated in the Contract.
4.2. The Buyer undertakes that within one year from the day of signing the Contract, it will take all the measures directed at the change of the Company business name. The period according to the previous sentence may only be extended by the time inevitably needed for obtaining the consent of ICANN with such a change of the Company business name. The Buyer undertakes to ensure that the Company asks ICANN for the consent with the change of the Company business name latest within one year from the day of signing the Contract.

5.        PURCHASE PRICE AND PAYMENT DUE DATE

5.1. The total purchase price of the subject of the purchase as set forth in Section 4.1 of the Contract, i.e. the purchase price for 100% of the Shares in the Company has been agreed by the parties as 2,700,000 USD. (two million seven hundred thousand US dollars ) as is payable upon signing of this agreement.

6.        PERFORMANCE OF THE SUBJECT OF THE CONTRACT

6.1. Transfer of the subject of the purchase set forth in Section 4.1 of the Contract to the Buyer shall take place by handover to the Buyer and a transfer endorsement on the date of execution of the Contract.
          6.2. Transfer of the transferred Shares shall become effective toward the Company on the date the change in shareholder is registered in the register of shareholders maintained by the CDCP SR. The parties hereby undertake that following the transfer endorsement, they shall take all actions necessary in order for the Company to secure registration of the Share transfer with the CDCP SR in the register of shareholders maintained by the CDCP SR.

7.        CRITICAL WARRANTIES OF THE SELLER

7.1. The Seller declares that the Preliminary Financial Statements and the List of Liabilities include according to its best knowledge as at February 28, 2005, all the existing liabilities of the Company against other entities or bodies of the public administration arising according to the regulations of private or public law (i.e. the liabilities the legal reason of which occurred before February 28,
          2005), including the liabilities (along with accessories) as at February 28, 2005, being outstanding (in total or in part) and the liabilities due after February 28, 2005, ( in total or in part) - / hereinafter referred to as also jointly referred to ,,Existing Liabilities "/. Liabilities pursuant to the previous sentence shall mean liabilities defined by creditor and the legal reason for incurrence of such. The Preliminary Financial Statement and List of Liabilities does not contain liabilities associated with ordinary expenses for the period beginning 1 March 2005 through the date, until the day of signing of this Contract (hereinafter "Liabilities Associated with Ordinary Expenses in the Transitional Period"). For the purposes of this Contract, Liabilities Associated with Ordinary

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          Expenses in the  Transitional  Period shall mean  Company  liabilities which, in view of the nature and content of the Company's business activities, are incurred by the Company regularly or repeatedly and are necessary to carry out the Company's usual business activities (such as telephone fees, fuel expenses, energy expenses, obligations
          arising  from  client  and  other  contracts,   etc)  in  other  words
          "Operating expenses in ordinary course of business".
7.2.      The Seller represents that:
          7.2.1.    to  the  Seller's  best  knowledge   Preliminary   Financial
                    Statements  and List of  Liabilities  contain  the  complete
                    itemization  of  all  the  Company's  Existing   Liabilities
                    (including  accessories),  as defined in Section  7.1 of the
                    Contract,   as  at  28  February  2005,  including  Existing
                    Liabilities arising from security provided by the Company, drafts or blank drafts issued which were accepted or endorsed by the Company, liabilities which could arise from court disputes in which the Company is the defendant, or liabilities of a sanction nature; and
          7.2.2. to the Seller's best knowledge there are no contracts, agreements, amendments, other legal acts, documents or other legal grounds from which any other Company liabilities could arise and which have the nature of Existing Liabilities in accordance with Section 7.1 of the Contract, i.e. there are no other Existing Liabilities except those which are set forth in the Preliminary Financial Statements or in the List of Liabilities, and
          7.2.3. to the Seller's best knowledge there are no contracts, agreements, amendments, other legal acts, documents or other legal grounds, except for those stated in Appendix 14., from which any other Company liabilities could arise and which have the nature of Existing Liabilities in accordance with
                    Section 7.1 of the Contract which have been withheld from the Buyer.
7.3. The Seller declares that the Preliminary Financial Statements and the List of Receivables include according to its best knowledge as at February 28, 2005, all the existing receivables of the Company from
          other  entities  or  bodies  of  the  public  administration   arising
          according to the regulations of private or public law (i.e. the receivables the legal reason of which occurred before February 28, 2005 ), including the receivables (along with accessories) as at February 28, 2005, not settled by the debtors (in total or in part) and the receivables due after February 28, 2005, (in total or in part)
          - / hereinafter referred to as also jointly referred to ,,Existing Receivables"/. Receivables pursuant to the previous sentence shall mean receivables defined by debtor, amount of the receivable, payment due date and the legal reason for incurrence of such.
7.4. The Seller represents that to the Seller's best knowledge Preliminary Financial Statements and List of Receivables also depicts all future claims of the Company against third parties arising to the Company for Company services and performance rendered through 28 February 2005 but not invoiced as of 28 February 2005 to the respective debtor (hereinafter also "Claims Not Yet Invoiced").
7.5. The Seller represents that to the Seller's best knowledge Preliminary Financial Statements and List of Receivables contains a complete
          itemization   of  all  Company's   Existing   Receivables   (including
          appurtenances) as at 28 February 2005, including Claims Not Yet Invoiced as at 28 February 2005.
7.6. For the purposes of this Contract, an undiscovered Existing Liability, on which the Company is obliged to return part of the purchase price pursuant to the respective provisions of Article 8 of this Contract, shall mean any liability pursuant to Section 7.1 of the Contract which was incurred by the Company through 28 February 2005, i.e. arose prior to 28 February 2005, and is not set forth nor in the Preliminary Financial Statements either in the List of Liabilities (hereinafter "Undiscovered Liability"). However, a future liability which has not been calculated or which arises from contracts and documents attached to this Contract which were provided to the Buyer shall not be deemed to be an Undiscovered Liability, nor shall a Liability Associated with Ordinary Expenses in the Transitional Period pursuant to Section 7.1 of the Contract be deemed to be an Undiscovered Liability if the

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          overall amount of such Liabilities  Associated with Ordinary  Expenses in the  Transitional  Period  does not  exceed  the limit set forth in
          Section 8.5 of this Contract.

8.        REDUCTION IN THE PURCHASE PRICE

8.1. The Seller guarantees the Buyer the right to a refund of the purchase price specified in Section 5.1 of the Contract in the event of the circumstances set forth in the provisions of this Article of the Contract and under the terms and conditions in the further provisions of this Article of the Contract.
8.2. The parties have agreed that the Seller shall refund part of the purchase price specified in Section 5.1 of the Contract to the Buyer in the event that an Undiscovered Liability is exercised against the Company after the date of handover of the Shares to the Buyer (Section
          7.6 of the Contract) and if such Undiscovered Liability is confirmed by an unappealable court or administrative ruling. The Seller shall refund to the Buyer that part of the purchase price which corresponds to the fullest extent to the amount of each unappealable, confirmed Undiscovered Liability. The Seller shall incur the obligation to refund part of the purchase price pursuant to the previous sentence on the effective date of the respective, unappealable court or administrative ruling, provided such administrative ruling cannot be challenged in a court of law. The prerequisite for refunding part of the purchase price to the Buyer pursuant to this Section shall be that in each case, the Company exhausts all legally prescribed remedies against the exercised Undiscovered Liability, taking into account the circumstances of each specific case. In this case, the Seller should be kept fully informed about the procedures by the Buyer.
8.3. For the purposes of this Contract, a ruling of other bodies authorized to issue rulings of an identical or similar nature shall also be deemed to be court rulings, which have identical or similar legal ratifications for the participants, especially rulings issued by a court of arbitration or arbitrators, whose authority to make rulings was agreed by the parties and is in accordance with legal regulations and is uncontestable on the grounds of distress.
8.4. The parties have agreed that the obligation of the Seller to refund part of the purchase price to the Buyer pursuant to this Article of the Contract shall not apply to those Undiscovered Liabilities which, with respect to all circumstances, have the nature of Liabilities Associated with Ordinary Expenses in the Transitional Period. and provided that the conditions set forth in Section 8.5. of the Contract have also been fulfilled.
8.5. The parties have agreed that the obligation of the Seller to refund part of the purchase price to the Buyer pursuant to Article 8 shall not apply to Undiscovered Liabilities pursuant to Section 8.4. of the Contract only in the event that the overall monetary amount of the Liabilities Associated with Ordinary Expenses in the Transitional Period do not exceed more than 10% (ten percent) of the arithmetic monetary average monthly amount of the Liabilities Associated with Ordinary Expenses of the Company, calculated for the previous 6 (six) months (i.e. September 2004 through February 2005) pursuant to the data set forth in the respective accounting documentation presented to the Buyer, or if growth in the Liabilities Associated with Ordinary Expenses in the Transitional Period exceeding 10% compared to the average of the aforementioned is also covered by at least an identical growth in profits for the given period, provided that such growth in expenses and profits occurred in direct relation to the ordinary business activities of the Company in the area of telecommunication services.
8.6. The obligation of the Seller to provide the financial fulfillments for the purposes of refunding the part of the purchase price to the Buyer for legal reasons stated in the Article 8. of the Contract is limited by the total amount of USD 540,000 (five hundred forty thousand US Dollars). After the payment of this sum to the Buyer the obligation of the Seller to provide financial fulfillments for the purposes of refunding of the part of the purchase price to the Buyer for legal reasons stated in Article 8. of the Contract, cease to exist in full. The Buyer shall not be entitled to make any claim under this Article
          8. of the Contract after the 4th anniversary of the date of this Contract.
8.7. The Buyer is authorized to require the Seller to meet its obligation to provide the financial fulfillments for the purposes of refunding of a part of purchase price to the Buyer for legal reasons stated in the section 8.2. of the Contract only when the sum Undiscovered Liabilities exercised against the Company expressed in financial terms achieves the limit of USD 5,000 minimum (five thousand US Dollars).

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8.8.      The financial  fulfillments of the Seller for the purpose of refund of part of the purchase price to the Buyer for the legal reasons set forth in Section 8.2 of the Contract shall be due and payable within 3 (three) days from delivery of a written notice for payment of such or from the date of delivery of a written notice that such obligation shall be setoff against the claim of the Seller.

9.        FURTHER REPRESENTATIONS OF THE SELLER

9.1.      The Seller further represents to the Buyer the following:

          9.1.1. The share capital of the Company was paid up to the extent corresponding to the data recorded in the extract from the Commercial Registry, which is attached as Annex No. 2 to the Contract.
          9.1.2. The Company's statutes, attached as Annex No. 3, correspond to the statutes which are duly effective as at the date of concluding this Contract.
          9.1.3. All facts regarding the Company, which are subject to and authorized for registration were registered with the respective Commercial Registry.
          9.1.4. The Seller has authorization to conclude the Contract and fulfill its obligations arising from the Contract. 9.1.5. The Seller concludes the Contract and sells the Shares to the Buyer in accordance with applicable legal regulations in the Slovak Republic and the concluding and performance of the Contract is not in conflict with any rulings by which the Seller is bound.
          9.1.6. To the Seller's best knowledge as at the date of concluding the Contract, there are no court, administrative, arbitration or other proceedings which could in any way prevent the concluding of this Contract.
          9.1.7.    The Seller,  as the sole  shareholder in the Company,  shall not execute any rulings which could in any way prevent the concluding of this Contract.
          9.1.8. To the best of the Sellers' knowledge, the Seller has not withheld any significant facts from the Buyer related to the assets and liabilities of the Company and all the information related to the business activities, assets and liabilities and other matters of the Company as at the date of concluding this Contract is true.
          9.1.9. To the best of the Sellers' knowledge, the Company's accounting is maintained in compliance with all legal regulations. 9.1.10. To the best of the Sellers' knowledge, the Financial Statement and Preliminary Financial Statement (Annex No. 4) were prepared with continual monitoring and compliance with accounting principles and principles related to calculations which were in use up until that time; they comply with the principles of regular keeping of commercial accounting as well as law and the statutes.
          9.1.11. A list of employees as at the date of handover of the Shares comprises Annex No. 7, the organizational structure of the Company comprises Annex No. 8 to the Contract and the labor rules of the Company comprise Annex No. 9 to the Contract.
          9.1.12. To the best knowledge of the Seller, The Buyer is provided with all business documents, including all insurance policies of the Company, which are in the possession of the Company on the date defined in Section 6.1 of the Contract. The documents handed over pursuant to this Section 9.1.12 of the Contract is listed by client contracts and other contracts and such list is attached as Annex No. 10. To the best of the Seller's knowledge, the list attached as Annex No. 10 contains all contracts of the Company which are valid as at the date of handover of the Shares. To the best knowledge of the Seller, there are no other contracts in place.
          9.1.13. To the best of the Sellers' knowledge the Company has not provided any security to the benefit of a third party which encumbers the Company. 9.1.14. To the best of the Sellers' knowledge the Company is not encumbered by any obligation arising from a draft or any other type of legal security.
          9.1.15. The Seller's right to conclude this Contract is not restricted by any one or anything; to the best knowledge of the Seller, the Buyer shall not be deprived of the effects contemplated by the Contract, nor shall the rights associated to the transferred Shares be restricted in any other manner.
          9.1.16. The Seller hereby represents that as at the date of execution of the Contract:

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          9.1.16.1. The Company is an ICANN  delegated  ccTLD manager for domain
                    .sk,
          9.1.16.2. The Company as at the date of execution of the Contract is the authorized ccTLD manager for domain .sk in the IANA ccTLD database,
          9.1.16.3. The  person  or  persons   appointed   by  the  Company  are
                    registered in the IANA ccTLD database as administrative and technical contacts,
          9.1.16.4. The Company has not deliberately carried out any actions which could lead to cancellation of the Company`s delegation by ICANN as ccTLD manager for domain .sk or to elimination from the IANA ccTLD database as manager for domain .sk. At the same time, The Seller undertakes liabilities to provide that Company until the date of registration of the Buyer as
                    Company   shareholder  into  the  register  of  shareholders
                    maintained by the CDCP SR, shall not carried out any actions which could lead to cancellation of the Company`s delegation by ICANN as ccTLD manager for domain .sk or to elimination from the IANA ccTLD database as manager for domain .sk.

                    The representation pursuant to Section 9.1.16 of the Contract is a significant circumstance for the Buyer's intention to conclude this Contract. Confirmation of the delegation of domain .sk by ICANN to the benefit of the Company, dated 13 April 2001, comprises Annex No. 11 to the Contract.
9.2. The Seller shall indemnify the Buyer for all damages incurred by the Buyer as the result of Seller's breach of any representation, warranty and obligation as set forth in point 9.1.1 through 9.1.16 of the Contract or as the result of breach of any representation, warranty and obligation set forth in other respective provisions of this Contract, only up to the aggregate amount of 540,000 USD (five hundred forty thousand US Dollars. The Buyer shall not be entitled to make any claim under this Article 9. of the Contract after the 4th anniversary of the date of this Contract.

9.3.     The Buyer represents that:

          9.3.1. it is aware of and familiar with, to the extent corresponding to the annexes to this Contract, the condition of the Company from the material perspective and that it had the opportunity to examine all documents related to the Company which were presented to it by the Seller,
          9.3.2.    it is  hereby  made  familiar  with the  amount,  scope  and maturity of the Existing Liabilities and Existing Receivables as at the date of execution of the Contract within the scope of the accounting documents presented by the Seller,
          9.3.3. concluding this Contract is not in conflict with any ruling by which the Buyer is bound or merit dispute to which it is a party and that it has the consent of its bodies and full authority to conclude this Contract.
          9.3.4. has authorization to conclude the Contract and fulfill its obligations arising from the Contract,
          9.3.5. concludes the Contract and purchasers the Shares from the Seller in accordance with applicable legal regulations in the Slovak Republic and the concluding and performance of the Contract is not in conflict with any rulings by which the Buyer is bound,
          9.3.6. To the best of the Buyer's knowledge as at the date of concluding the Contract, there are no court, administrative, arbitration or other proceedings which could in any way prevent the concluding of this Contract,
          9.3.7. The Buyer's right to conclude this Contract is not restricted by any one or anything.

9.4. The Buyer shall indemnify the Seller for all damages incurred by the Seller as the result of Buyer's breach of this Contract provided however that no claim may be asserted unless and until the aggregate amount of the claim is 5,000 USD (five thousand US Dollars).
9.5. The Seller hereby represents that all documents and papers, as well as the information contained therein, which it presents to the Buyer in accordance with the provisions of this Contract, shall, to the best of the Sellers' knowledge be complete and shall be true and shall correspond to actuality to the fullest extent.

10.       FINAL PROVISIONS

10.1. If not expressly regulated by this Contract, the legal relationships of the parties established by this Contract shall be governed by Slovak law, especially the respective provisions of the Securities Act, as amended, the Commercial Code and other applicable legal regulations. The parties will attempt to settle all and any disputes or differences arising out of or in connection with this Contract through negotiations. If the parties are unable to resolve the dispute through negotiations within thirty (30) days, it shall be settled exclusively by under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. The language of any arbitration proceedings shall be English. The venue of arbitration shall be Vienna.
10.2. The parties have agreed that either of the parties may assign or transfer its claims arising from this Contract to any third party/parties only with the prior written consent of the affected party.
10.3. In the event any of the provisions of the Contract are invalid at the time of concluding this Contract or are later deemed to be invalid, the remaining provisions of this Contract shall remain in full force and effect. The invalid provisions of the Contract shall be replaced by provisions of the Securities Act, as amended, the Commercial Code and other applicable legal regulations of the Slovak Republic which most closely approximate the purpose and intention of the Contract.
10.4. The Contract represents the complete agreement between the parties as regards the subject of the Contract and supersedes to the fullest extent any prior verbal and written agreements between the parties regarding matters related to the subject of the Contract.
10.5. This Contract may be amended exclusively by written amendments executed by both parties. The annexes to this Contract shall be valid provided that they have been executed by both parties.
10.6. Except to the extend required by law or stock exchange regulation, the parties confirm and consent that they shall not provide third parties or in any other manner publish the terms and conditions of the Contract and information related to the transaction established by this Contract which could injure their mutual relationship or the interests of one of the parties hereto. The Parties may disclose the existence and the terms and conditions of this Agreement to the extent required by law, after advising to the other Party in advance of the purpose and extent of such disclosure and, wherever possible, providing an advance copy of same and incorporating the comments of the other Party.
10.7. This Contract shall become valid and effective on the date of execution by both parties.
10.8. Unless otherwise set forth in the Contract, all claims arising from the Contract shall be exercised against the other party in writing, sent by certified mail or delivered in person. In the case of postal communication, the date of delivery of the certified letter by the postal service to the address set forth in this Contract shall be deemed to be the date of exercising the claim; in the event of a change of address of one of the parties in the future, then to the address of the party set forth at the given time in the respective Commercial Registry. The respective party shall notify the other party of each change of address within 3 (three) days of such change;
          failure to do so shall result in such party's liability for damage incurred by the other party in connection with delivery to the incorrect address. For the purposes of this Contract, written notices shall also become effective if the recipient fails to pick up such notice within the allotted period or if recipient unreasonably refuses acceptance of such notice.
10.9. The parties have read this Contract and all the provisions contained herein are clear and comprehensible, and by signature below, indicate this to be their free act and deed.
10.10. This Contract consists of 4 (four) original counterparts, of which are in the English language Following execution, each party shall receive 2 (two) counterparts.


On behalf of Seller                                    On behalf of Buyer




signature:____________________________   signature:_____________________________


Name     :   Ing. Juraj Ondris                     Name     :  Csaba Toro

Function :   Chairman of the Board of Directors    Function :

Date     :   In Bratislava, _________              Date     :  In Bratislava, ___________




Annexes:

1. Extract from the register of Company shareholders from CDCP SR
2. Extract on the Company from the Commercial Registry
3. Company statutes
4. A Company's Financial Statement (balance sheet as at 31.12.2004, profit and loss statement as at 31.12.2004 and General Ledger as at 31.12.2004)
     B Company's Extraordinary Financial Statement as at 28.2.2005 (balance sheet as at 28.2.2005, profit and loss statement as at 28.2.2005 and General Ledger as at 28.2.2005)
5. List of Trade Liabilities of the Company
6. List of Trade Receivables of the Company
7. List of employees of the Company
8. Organizational structure of the Company
9. Labor rules of the Company
10. List of contracts of the Company
     10A Client contracts
    10B Other contracts.
11. Confirmation of delegation of domain .sk
12. List of moveable assets, assets, hardware and software
13. List of cash on hand, cash in bank accounts 14. List of general litigations against the Company


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